AMENDMENT NO. 9 TO NOTE AGREEMENT



         This Amendment No. 9 to Note Agreement (the "Amendment") is made as of November 15, 1995 by and between PLM International, Inc. ("Company") and Principal Mutual Life Insurance Company ("Purchaser"), and amends that certain Note Agreement dated as of January 15, 1989, as amended by Amendment No. 1 to
Note Agreement dated as of May ___, 1989, by Amendment No. 2 to Note Agreement dated as of June 1, 1989, by Amendment No. 3 to Note Agreement dated as of August 6, 1990, by Amendment 4 to Note Agreement dated as of June 21, 1991, by Amendment No. 5 to Note Agreement dated as of December 16, 1991, by Amendment No. 6 to Note Agreement dated October 30, 1992, by Amendment No. 7 to Note Agreement dated July 22, 1994 and by Amendment No. 8 to Note Agreement dated December 12, 1994, by and between the Company and the Purchaser (as so amended, the "Note Agreement").


                                    RECITALS

         A. The Company and the Purchaser have entered into the Note Agreement and the Company has issued and delivered to Purchaser the Notes (as defined in the Note Agreement).

         B. The Company wishes to prepay approximately $11,500,000 in outstanding principal pursuant to Section 2.2 of the Note Agreement. Purchaser is desirous for the Company to prepay such amount and is therefore willing to agree to certain changes in the covenants of the Company provided in the Note Agreement.

         C. The Company and Purchaser now desire to amend the Note Agreement and the Notes.

         D. As of the date hereof, the Purchaser is the holder of 100% in aggregate principal amount of the Notes.

         E. Subject to the terms and conditions hereinafter set forth, the Company and Purchaser are willing to amend the Note Agreement and the Notes.

         NOW THEREFORE, the Company and Purchaser hereby agree as follows:

         1. Section 5.8(b). Section 5.8(b) is hereby amended to read in its entirety as follows:




                  "(b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (except purchases, redemptions or retirement of (i) up to $8,500,000 in the aggregate of common shares of the Company."

         2. Section 5.10(e). Section 5.10(e) is hereby amended to read in its entirety as follows:

                  "(e) As used in this Sec. 5.10, a sale, lease or other disposition of assets shall be deemed to be "substantial part" of assets only if the book value of such assets when added to the book value of all other assets sold, leased or otherwise disposed of by the Company, its Restricted Subsidiaries and Special Subsidiaries (other than (i) in the ordinary course of business and (ii) the disposition of Eligible Securitization Assets by a Securitization Subsidiary) during the twelve month period ending with the date of such sale, lease or other disposition, exceeds 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year (the amount of such excess being herein referred to as "Excess Proceeds"). For the purpose of making any determination of "substantial part" (i) sales of assets from which the Excess Proceeds are deposited with a financial institution and held in an account which is (x) segregated from all other accounts and funds of the Company and (y) identified as holding such proceeds and used within 120 days after the sale to purchase other fixed or capital assets useful and intended to be used in the business of the Company, a Restricted Subsidiary or Special Subsidiary shall be excluded, and (ii) sales of assets shall also be excluded if the Company applies the Excess Proceeds to the payment or prepayment of Funded Debt; provided however that the use of proceeds under clause (y) above to purchase such fixed or capital assets to be used in the business of a Special Subsidiary shall be subject to Sec. 5.18(j) hereof."

         3. Section 8.1. Section 8.1 is amended by replacing or adding the following definitions in the appropriate alphabetical order:

                  "Borrowing Base" shall mean as of the date of any determination thereof, the sum of (i) Adjusted Net Worth as at the end of the Company's fiscal quarter then most recently ended and (ii) the unpaid principal amount of all Subordinated Debt outstanding as at such date of determination, minus the Consolidated Tangible Net Worth of any Restricted Subsidiary which has incurred obligations for borrowed money in connection with the acquisition of Eligible Securitization Assets.

                  "Eligible Securitization Asset" shall mean (i) any lease or installment purchase contract entered into or owned by the Company which shall have been selected for disposition in accordance with the Company's past practices and substantially in accordance with standard industry practice; (ii) the Company's interest in any equipment or other assets which are the subject of the lease or installment purchase contract described in the foregoing clause (i); (iii) all monies due or to become due with respect to any of the foregoing clauses (i) or (ii); (iv) all rights and interest in the insurance policies with respect to any of the foregoing; and (v) cash in an amount up to the aggregate reserve requirements, if any, which the Company is obligated to fund under the documents governing an asset securitization for a Securitization Subsidiary.

                  "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Rentals on Capitalized Leases to the extent of the imputed interest component payable during such period by the Company and its Restricted Subsidiaries, (ii) all Interest Charges on all Indebtedness (other than (a) imputed interest on Capitalized Leases and (b) Interest Charges on any obligations for borrowed money incurred in connection with the acquisition of Eligible Securitization Assets) of the Company and its Restricted Subsidiaries and
                  (iii) all Rentals on leases other than Capitalized Leases.

                  "Funded Debt" of any Person shall mean without duplication (i) all Indebtedness for Borrowed Money of such Person having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including (a) all payments in respect thereof that are required to be made, within one year from the date of any determination of Funded Debt and (b) obligations for borrowed money incurred in connection with the acquisition of Eligible Securitization Assets), (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties of such Person of Funded Debt of others.



                  "Securitization Subsidiary" shall mean any Subsidiary of which all of the issued and outstanding shares of stock shall be owned by the Company and/or one or more of its Wholly-owned Restricted Subsidiaries and which engages exclusively in financing Eligible Securitization Assets and activities related to such financing activities.

         4. Effectiveness. This Amendment and each of its terms shall be effective upon the prepayment of at least $11,500,000 of principal outstanding on the Notes pursuant to Section 2.2 of the Note Agreement.

         5. Express Amendment. Except as specifically provided herein, the Note Agreement shall continue in full force and effect. No provision of this Amendment shall be construed to limit any obligation of the Company under the Note Agreement or any right of the Purchaser under the Note Agreement.

         6. Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

COMPANY:                                    PURCHASER:

PLM INTERNATIONAL, INC.                     PRINCIPAL MUTUAL LIFE
                                            INSURANCE COMPANY


By: /s/ J. Michael Allgood                  By: /s/ John Heiny
    ----------------------                      -----------------------
Its: Vice President & CFO                   Its: Counsel


                                            By: /s/ Donald Brattebo
                                                -----------------------
                                            Its: Second Vice President